UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2013

ProText Mobility, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16885 River Birch circle, Delray Beach, FL	33445
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (800) 215-4212

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2013, the Company filed a Certificate of Amendment to its Certificate of Incorporation which increased the number of shares of its authorized common stock to ten billion. The Company also filed a Second Amended and Restated Certificate of Designations of Series B Preferred Stock with the Delaware Secretary of State which eliminated certain protective provisions set forth in clauses (ii), (iii) and (iv) of Section 7 of the Amended and Restated Certificate of Designations of Series B Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

3.1.

Certificate of Amendment to the Certificate of Incorporation (Incorporated by Reference as Exhibit B to the DEF14C filed with the Securities and Exchange Commission on October 31, 2013)

3.2

Second Amended and Restated Certificate of Designations for Series B Preferred (Incorporated by Reference as Exhibit D to the DEF14C filed with the Securities and Exchange Commission on October 31, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2013	PROTEXT MOBILITY, INC.

	By:	/s/ David M. Lewis
Executive Director